EXHIBIT 23.1

Consent of  Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1999 Equity Incentive Plan of Ben & Jerry's Homemade, Inc., of our report dated January 22, 1999, except for Note 17, as to which the date is February 26, 1999, with respect to the consolidated financial statements and schedule of Ben & Jerry's Homemade, Inc. included in its Annual Report (Form 10-K) for the year ended December 26, 1998, filed with the Securities and Exchange Commission.

Boston, Massachusetts
December 3, 1999